As filed with the Securities and Exchange Commission on December 6, 2006
Registration No. 333-138768

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Iomai Corporation
(Exact name of Registrant as specified in its charter)

Delaware	2834	52-2049149
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
(301) 556-4500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stanley C. Erck
Chief Executive Officer
Iomai Corporation
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
(301) 556-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Paul M. Kinsella
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
(617) 951-7000

          Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 6, 2006.
PROSPECTUS
3,368,316 Shares of Common Stock

          This prospectus relates to the disposition from time to time of up to 3,368,316 shares of our common stock.
          The prices at which such stockholders may dispose of their shares will be determined by the selling stockholders or their transferees. We will not receive any proceeds from the sale of the shares.
          Our common stock is traded on the NASDAQ Global Market under the symbol “IOMI.” On December 1 2006, the reported closing price per share of our common stock was $5.01.

          Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2006.

          We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our common stock. All references in this prospectus to “Iomai,” “the Company,” “we,” “us” or “our” mean Iomai Corporation, unless we state otherwise or the context otherwise requires.
          You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY
          The following is a summary of selected information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and the notes to the financial statements incorporated by reference.
The Company
Our Business
          Iomai Corporation, a Delaware corporation founded in 1997, discovers and develops vaccines and immune system stimulants, delivered via a novel, needle-free technology called transcutaneous immunization, or TCI. All of our products use our proprietary TCI technology which delivers vaccine to a group of antigen-presenting cells in the skin called Langerhans cells. Those cells, in turn, transport the vaccine to nearby lymph nodes to produce a sustained immune response.
          We are leveraging TCI to enhance the efficacy of existing vaccines, enable new vaccines that are viable only through transcutaneous administration and expand the global vaccine market. We currently have four product candidates in development: three targeting influenza and pandemic flu and one to prevent E. coli-related travelers’ diarrhea.
Risk Factors
          Our business is subject to substantial risk. See “Risk Factors” and the other information in this prospectus for a discussion of the factors. We have not authorized anyone to give you information or to make any representations other than those contained in this prospectus.
Corporate Information
          Our principal executive office is located at 20 Firstfield Road, Suite 250, Gaithersburg, MD 20878, and our telephone number is (301) 556-4500. Our website address is www.iomai.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS
          You should consider the “Risk Factors” included under Item 1A. of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, filed with the SEC on November 14, 2006, which is incorporated by reference in this prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated by reference contain forward-looking statements. Except for strictly historical information contained herein, matters discussed in this report constitute forward-looking statements. When used herein, the words “expects,” “estimates,” “intends,” “plans,” “should,” “would,” “could,” “anticipates” and similar expressions are intended to identify such forward-looking statements.
          Such forward-looking statements include statements about our use of TCI and the four product candidates in development.
          Actual results may differ materially from those set forth in the forward-looking statements due to risks and uncertainties that exist in our operations and business environment. These risks include, without limitation, the implementation of our corporate strategy; our future financial performance and projected expenditures; our ability to enter into future collaborations with pharmaceutical, biopharmaceutical and biotechnology companies and academic institutions; our product research and development activities; our technology’s potential efficacy, advantages over current approaches to vaccination and broad applicability to infectious diseases; our ability to receive regulatory approvals to develop and commercialize our product candidates; our ability to increase our manufacturing capabilities for our product candidates; our ability to develop or obtain funding for our IS patch for pandemic flu applications; our projected markets and growth in markets; our product formulations and patient needs and potential funding sources; our staffing needs; our plans for sales and marketing; and the other factors referred to under “Risk Factors” in this prospectus. In light of the substantial risks and uncertainties inherent in all projections, the inclusion of forward-looking statements in this prospectus should not be regarded as representations by us that our objectives or plans will be achieved. We undertake no obligation to update any forward-looking statement or to release publicly the results of revisions to any forward-looking statement to reflect events or circumstances after the date hereof.

USE OF PROCEEDS
          The net proceeds from the disposition of the shares of common stock covered by this prospectus will be received by the selling stockholders or their transferees. We will not receive any proceeds from the disposition of the shares by the selling stockholders or their transferees.

SELLING STOCKHOLDERS
          On October 25, 2006, we issued 2,283,106 shares of common stock in a private placement. Pursuant to the securities purchase agreement related to such private placement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of our common stock we issued. Pursuant to several registration and investor rights agreements, we also included certain other unregistered shares in this registration statement. The parties who have elected to register their shares in this registration pursuant to such contractual rights are also listed below.
          The following table sets forth, subject to certain assumptions: (1) the name of each of the selling stockholders; (2) the number of shares of our common stock owned by each such selling stockholder prior to this offering; (3) the number of shares of our common stock being offered pursuant to this prospectus; (4) the number of shares of our common stock owned upon completion of this offering; and (5) the percentage of common stock owned upon completion of this offering.
          We have prepared this table using information furnished to us by or on behalf of the selling stockholders.

			Common Stock	% of Common Stock
		Common Stock Being	Owned Upon	Owned Upon
	Common Stock Owned	Offered Pursuant to	Completion of this	Completion of this
Name	Prior to this Offering	this Prospectus	Offering(1)	Offering
New Enterprise Associates 10, Limited Partnership(2)	4,844,228	1,141,553	3,702,675	19.29%
Essex Woodlands Health Ventures Fund V, L.P.(3)	2,802,687	1,141,553	1,661,134	8.65%
ETP/FBR Venture Capital II, LLC (4)	101,346	14,349	86,997	0.45%
MedImmune Ventures, Inc.(5)	1,013,465	1,013,465	0	0%
SAM Sustainability Private Equity, L.P.	405,385	57,396	347,989	1.81%

(1)	Assuming each selling stockholder has sold all the shares shown as being offered by each selling stockholder pursuant to this prospectus.

(2)	The General Partner for New Enterprise Associates 10, Limited Partnership is NEA Partners 10, Limited Partnership. The individual general partners of NEA Partners 10, Limited Partnership are M. James Barrett, Peter J. Barris, C. Richard Kramlich, Peter T. Morris, Charles W. Newhall, III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor, III. Each of the general partners of NEA Partners 10, Limited Partnership disclaims beneficial ownership of the shares held by the aforementioned entities except to the extent of his pecuniary interest therein. M. James Barrett has served on the Board of Directors of Iomai Corporation since December 2002, and he has served as Chairman of the Board of Directors since January 2003.

(3)	Essex Woodlands Health Ventures V, LLC is the general partner of Essex Woodlands Health Ventures Fund V, L.P. The general partners of Essex Woodlands Health Ventures V, LLC are James Currie, Martin Sutter and Immanuel Thangaraj — all of whom disclaim beneficial ownership except to the extent of their pecuniary interest therein. Jeff Himawan, Ph.D. has served on the Board of Directors of Iomai Corporation since December 2002.

(4)	ETP/FBR Venture Capital II, LLC is affiliated with the broker-dealer Friedman, Billings, Ramsey & Co., Inc. ETP/ FBR Venture Capital II, LLC purchased the shares being offered pursuant to this prospectus in the ordinary course of business. Further, when ETP/FBR Venture Capital II, LLC purchased the shares being offered, they had no agreement or understanding, directly or indirectly, with any person to distribute these shares.

(5)	MedImmune Ventures, Inc. is a wholly owned subsidiary of MedImmune, Inc. James F. Young, Ph.D. is the President of Research and Development of MedImmune, Inc. and serves on the investment committee of MedImmune Ventures, Inc. From December 4, 2002, until July 5, 2006, Dr. Young served on the Board of Directors of Iomai Corporation. Dr. Young disclaims beneficial ownership of the shares held by MedImmune Ventures, Inc. except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION
          The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
          The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
- an exchange distribution in accordance with the rules of the applicable exchange;
- privately negotiated transactions;
- short sales effected after the effective date of the registration statement of which this prospectus is a part;
- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and
- a combination of any such methods of sale.
          The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
          The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
          The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
          The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
          To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in a revised prospectus or, if appropriate, a post-effective amendment to the registration statement.
          In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
          We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
          We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
          We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the fourth anniversary of the effective date of the registration statement, (2) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (3) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

DESCRIPTION OF COMMON STOCK
          Our authorized capital stock consists of 200,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of October 31, 2006, there were outstanding:
•	19,195,427 shares of common stock;

•	3,148,268 shares issuable upon the exercise of options issued pursuant to our current stock option plans; and

•	19,231 shares issuable upon the exercise of outstanding warrants.
          The following description of the terms of common stock and preferred stock sets forth certain general provisions as contained in our Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws, and it is qualified in its entirety by reference to Delaware law and our certificate of incorporation and by-laws in their entirety.
Common Stock
          The holders of our common stock are entitled to one vote per share on all matters submitted to our stockholders. Holders of our common stock are entitled to receive dividends when and if declared from time to time by our board of directors.
          Upon any liquidation, dissolution or winding up of Iomai, holders of common stock are entitled to ratable distribution are entitled to share ratably in all assets remaining after payment of liabilities, subject to the rights of any then outstanding preferred stock.
          Holders of common stock do not have preemptive rights or cumulative voting rights.
Preferred Stock
          Under our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations, restrictions. Our board of directors can authorize any of the foregoing actions without any further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of our preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.
          Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of our common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing our change in control and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

VALIDITY OF SHARES
          Ropes & Gray LLP, Boston, Massachusetts, has passed upon the validity of the shares for us.
EXPERTS
          The financial statements of Iomai Corporation included in Iomai Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 000-51709. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          This prospectus is part of a registration statement on Form S-1 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.
          The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus. We incorporate by reference the documents listed below (File No. 000-51709).
•	our annual report on Form 10-K for the fiscal year ended December 31, 2005 as filed on March 24, 2006;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended (a) March 31, 2006 as filed on May 15, 2006, (b) June 30, 2006 as filed on August 14, 2006 and (c) September 30, 2006 as filed on November 14, 2006;

•	our current reports on Form 8-K filed on February 22, 2006, March 24, 2006, June 5, 2006, July 6, 2006, July 27, 2006, August 30, 2006 and October 24, 2006;

•	the description of the common stock contained in our Registration Statement on Form S-1 (Registration No. 333-128765).

          You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.iomai.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:
Iomai Corporation
Attention: Secretary
20 Firstfield Road, Suite 250
Gaithersburg, MD 20878
Telephone: (301) 556-4500
          The information contained on our website is not a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

Securities and Exchange Commission registration fee	$1,991
Printing and engraving expenses	5,000
Accountant’s fees and expenses	15,000
Legal fees and expenses	75,000
Miscellaneous expenses	3,009

Total	$100,000

          All of the amounts shown are estimates except for the fee payable to the Commission.
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.
          The registrant’s Third Amended and Restated Certificate of Incorporation provides that the registrant shall indemnify each of its directors, to the maximum extent permitted from time to time by law, and may indemnify each of its officers, to the extent provided in its bylaws or approved from time to time by the Board of Directors, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.
          The registrant’s Third Amended and Restated Certificate of Incorporation also provides that the registrant shall, upon request, advance payment of expenses (including attorneys’ fees) incurred by a director in defending any proceeding in advance of the proceeding’s final disposition. Likewise, the registrant may advance such expenses to an officer of the registrant. These rights of indemnification and advancement of expenses conferred in the registrant’s Third Amended and Restated Certificate of Incorporation are not exclusive of any other right which may be acquired.
          In addition, as permitted by Section 102 of the Delaware General Corporation Law, the registrant’s Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law.

          These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
          The following table sets forth unregistered sales of our securities within the three-year period preceding the date of this registration statement, including: (a) the date of sale; (b) the title of securities sold; (c) the number of securities sold; (d) the name of the purchaser or class of purchasers, (e) the consideration we received for the sale and (f) the section of the Securities Act or the rule of the Securities and Exchange Commission under which exemption from registration for the particular sale was claimed. The below offer and sale was made in reliance on Section 4(2) and on Regulation D promulgated under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The purchasers were “accredited investors” and were provided access to all material information which they requested, and all information necessary to verify such information and was afforded access to management of the registrant in connection with their purchases. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration under the Securities Act, in any further resale or disposition.

	Title of	Number	Name or Class of	Aggregate	Exemption
Date	Securities	Sold	Purchasers	Consideration	Claimed
October 25, 2006	Common Stock	2,283,106	Accredited Investors	$10,000,004.28(1)	Regulation D

June 30, 2004	Series C Preferred Stock	1,904,052	Accredited Investors & Others permitted to invest	$841,781.40	Section 4(2)

(1)	The private placement resulted in gross proceeds to Iomai of approximately $10,000,000 million before deducting fees and other transaction expenses payable by Iomai. After such expenses, Iomai received approximately $9,925,000 million in net proceeds.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits
     See Exhibit Index on page II-6 of this registration statement.
(b) Financial Statement Schedules
     None.
ITEM 17. UNDERTAKINGS.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that:
               (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
               (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
               (C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B:
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, Iomai Corporation has duly caused this Pre-Effective Amendment No. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gaithersburg, State of Maryland, on December 6, 2006.

Iomai Corporation

By:	/s/ Russell P. Wilson

Russell P. Wilson
Chief Financial Officer
POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No.  1 to the registration statement on Form S-1 has been signed by the following persons in the capacities identified and on December 6, 2006:

Signature	Title

/s/ Stanley C. Erck Stanley C. Erck	Director, President, Chief Executive Officer, Treasurer

/s/ Russell P. Wilson Russell P. Wilson	Senior Vice President, Chief Financial Officer, General Counsel (Principal Financial and Accounting Officer)

* Thomas Martin Vernon, Jr., M.D.	Director

* F. Weller Meyer	Director

* R. Gordon Douglas, Jr., M.D.	Director

* Richard Douglas, Ph.D.	Director

* M. James Barrett, Ph.D.	Director

* Jeff Himawan, Ph.D.	Director

*By /s/ Stanley C. Erck Stanley C. Erck
As Attorney-in-Fact

ITEM 16. EXHIBITS
     The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description	Location

3.1.3	Third Amended and Restated Certificate of Incorporation of the Company.	(1)

3.2.3	Third Amended and Restated By-laws.	(3)

4.2	Grant of Put Option dated April 6, 2001 by Iomai Corporation to the Walter Reed Army Institute of Research as representative of the United States of America.	(1)

4.3	Option Agreement dated December 4, 2002 by and between Iomai Corporation and Elan Corporation, plc.	(1)

4.4	Stock Purchase Warrant dated December 4, 2002 issued by Iomai Corporation to Friedman Billings Ramsey & Co., Inc.	(1)

4.5.1	Investor Rights Agreement dated December 4, 2002 between Iomai Corporation and the individuals specified in Exhibit A thereto.	(1)

4.5.2	Amendment to the Investor Rights Agreement dated March 27, 2003 among Iomai Corporation and the Purchasers listed on the signature pages thereto.	(1)

4.5.3	Amendment to Investor Rights Agreement and Consent dated May 30, 2003 among Iomai Corporation and the Purchasers listed on the signature pages thereto.	(1)

4.5.4	Amendment to Investor Rights Agreement and Consent dated December 1, 2005 among Iomai Corporation and the purchasers listed on the signature pages thereto.	(1)

4.6	Registration Rights Agreement dated April 6, 2001 by and between Iomai Corporation and MdBio, Inc. as trustee for and on behalf of the Walter Reed Army Institute of Research, a representative of the United States of America.	(1)

4.7	Registration Rights Agreement dated March 30, 1999 by and between Iomai Corporation and Maryland Health Care Product Development Corporation.	(1)

4.8	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Eiicha Ida.	(1)

4.9	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Yuichi Suzuki.	(1)

4.10	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Toshiro Osoegawa.	(1)

4.11	Registration Rights Agreement dated August 15, 2000 by and between Iomai Corporation and CZ Venture Operations, Inc.	(1)

4.12	Registration Rights Agreement dated January 4, 2001 by and between Iomai Corporation and Alexandria Real Estate Equities, L.P.	(1)

5.1	Opinion of Ropes & Gray LLP dated November 16, 2006	(6)

9.1	Voting Trust and Escrow Agreement dated April 6, 2001 between Iomai Corporation and MdBio, Inc., as trustee for and on behalf of Walter Reed Army Institute of Research, a representative of the United States of America.	(1)

Exhibit	Description	Location

10.1	Employment Agreement dated May 18, 2002 between Iomai Corporation and Stanley Erck, as amended on October 25, 2002.**	(1)

10.1.1	Amendment No. 2, dated December 1, 2005, to the Employment Agreement between Iomai Corporation and Stanley Erck.**	(1)

10.2	1998 Stock Option Plan, as amended January 16, 2002.**	(1)

10.3.1	1999 Stock Incentive Plan.**	(1)

10.3.2	Form of Incentive Stock Option Agreement.**	(1)

10.3.3	Form of Nonqualified Stock Option Agreement.**	(1)

10.4	2005 Incentive Plan.**	(1)

10.5	2006 Employee Stock Purchase Plan.**	(1)

10.6	Terms of Non-Employee Director Compensation.**	(1)

10.7	Amended and Restated License Agreement dated April 6, 2001 by and between Iomai Corporation and the Walter Reed Army Institute of Research as representative of the United States of America.+	(1)

10.8	Form of Subordinated Convertible Promissory Note issued by Iomai Corporation to the Walter Reed Army Institute of Research as representative of the United States of America.	(1)

10.9	Commercial License Agreement dated June 30, 2005 by and between Iomai Corporation and Dow Global Technologies Incorporated.+	(1)

10.10.1	Master Security Agreement dated September 26, 2003 by and between Iomai Corporation and Oxford Finance Corporation.	(1)

10.10.2	Form of Promissory Note issued by Iomai Corporation to Oxford Finance Corporation together with schedule identifying dates, principal amounts and interest rates of all outstanding promissory notes.	(1)

10.11.1	Lease Agreement dated December 18, 2000 by and between Iomai Corporation and ARE-20/22/1300 Firstfield Quince Orchard, LLC.	(1)

10.11.2	First Amendment to Lease dated November 29, 2001 by and between Iomai Corporation and ARE-20/22/1300 Firstfield Quince Orchard, LLC.	(1)

10.11.3	Second Amendment to Lease dated April 14, 2003 by and between Iomai Corporation and ARE-20/22/1300 Firstfield Quince Orchard, LLC.	(1)

10.11.4	Third Amendment to Lease dated August 28, 2003 by and between Iomai Corporation and ARE-20/22/1300 Firstfield Quince Orchard, LLC.	(1)

10.11.5	Fourth Amendment to Lease dated October 26, 2005 by and between Iomai Corporation and ARE 20/22/1300 Firstfield Quince Orchard, LLC.	(1)

Exhibit	Description	Location

10.11.6	Letter Agreement amending Fourth Amendment to Lease dated January 3, 2006 by and between Iomai Corporation and ARE 20/22/1300 Firstfield Quince Orchard, LLC.	(2)

10.11.7	Sublease Agreement dated February 28, 2006 by and between Geomet Technologies, LLC and Iomai Corporation.	(2)

10.11.5	Fifth Amendment to Lease dated July 25, 2006 by and between Iomai Corporation and ARE 20/22/1300 Firstfield Quince Orchard, LLC.	(4)

10.12	Form of change in Control Agreement, between Iomai Corporation and certain officers.**	(1)

10.13	Purchase Agreement by and among Iomai and the Purchasers thereto dated October 23, 2006.	(5)

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).	(6)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm .	*

*	Filed herewith.

**	Indicates a management contract or compensatory plan.

+	Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 230.406. The confidential portions of this exhibit have been omitted and are marked by an asterisk. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.

(1)	Previously filed as an exhibit to the Company’s Form S-1/A (File No. 333-128765) and incorporated herein by reference thereto.

(2)	Previously filed as an exhibit to the Company’s report on Form 10-K for the year ended December 31, 2005, filed March 24, 2006 and incorporated herein by reference thereto.

(3)	Previously filed as an exhibit to the Company’s Form 8-K filed March 24, 2006 and incorporated herein by reference thereto.

(4)	Previously filed as an exhibit to the Company’s Form 8-K filed July 25, 2006 and incorporated herein by reference thereto.

(5)	Previously filed as an exhibit to the Company’s Form 8-K filed October 24, 2006 and incorporated herein by reference thereto.

(6)	Previously filed as an exhibit to the Company’s Form S-1 filed November 16, 2006.